Exhibit T3B.22

BYLAWS

OF

Pizzeria Uno of Union Station, Inc.

(A District of Columbia Corporation)

ARTICLE I

SHAREHOLDERS

1.           SHARE CERTIFICATES.  Certificates representing shares shall set forth thereon the statements prescribed by Section 29-320 of the District of Columbia Business Corporation Act and by any other applicable provision of law and shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation and sealed with the seal of the corporation or a facsimile thereof.  The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent other than the corporation itself or an employee of the corporation or by a transfer clerk and registered by a registrar.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

No certificate shall be issued for any share until such share is fully paid.

2.           FRACTIONAL SHARE INTERESTS OR SCRIP.  The corporation may, but shall not be obliged to, issue a certificate for a fractional share, and by action of its Board of Directors, may issue in lieu thereof scrip or other evidence of ownership, which shall entitle the holder to receive a certificate for a full share upon the surrender of such Scrip or other evidence of ownership aggregating a full share, but which shall not, unless otherwise provided, entitle the holder to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation.  The Board of Directors may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other conditions which the Board of Directors may deem advisable.

3.           SHARE TRANSFERS.  Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

4.           RECORD DATE FOR SHAREHOLDERS.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days.  If the stock transfer books are closed for the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding the meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

5.           MEANING OF CERTAIN TERMS.  As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the District of Columbia Business Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6.           SHAREHOLDER MEETINGS.

-      TIME.  The annual meeting shall be held on the 2nd Wednesday of February.  A special meeting shall be held on the date fixed by the directors.

-      PLACE.  Annual meetings and special meetings shall be held at the location sat forth in the notice of the meeting.

-      CALL.  Annual meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by the holders of at least one-fifth of the shares.

-      NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the District of Columbia Business Corporation Act) nor

more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer Or persons calling the meeting, to each shareholder.  The notice of any annual, or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the District of Columbia Business Corporation Act.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation with postage thereon prepaid.  Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him whether before or after the time stated therein shall be the equivalent to the giving of such notice.

-      CONDUCT OF MEETING.  Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

-      PROXY REPRESENTATION.  Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise.  Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the corporation.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

-      QUORUM.  A majority of the shares represented at a meeting shall constitute a quorum.  If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting until a quorum is present when any business may be transacted that may have been transacted at the meeting originally called.

-      VOTING.  In the election of directors, a plurality of the votes cast at a meeting at which a quorum is present shall elect.  Except in the election of directors and except as the District of Columbia Business Corporation Act shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders.

-      INFORMAL ACTION.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the corporation.

ARTICLE II

BOARD CF DIRECTORS

1.           FUNCTIONS GENERALLY - COMPENSATION.  The business and the affairs of the corporation shall be managed by its Board of Directors.  The Board of Directors, by the affirmative vote of at least a majority of the directors then in office, and irrespective of any personal interest of any director, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise.

2.           QUALIFICATIONS AND NUMBER.  Each director shall be a natural person of full age.  A director need not be a shareholder, a citizen of the United States, or a resident of the District of Columbia.  The initial Board of Directors shall consist of 3 persons, which is the number of directors fixed in the Articles of incorporation, and which shall be the fixed number of directors until changed.  The number of directors may be increased or decreased by an amendment to these By-Laws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  The number of directors shall never be less than three.  The full Board of Directors shall consist of the number of directors fixed herein.

3.           ELECTION AND TERM..  The initial Board of Directors shall consist of the directors named in the Articles of Incorporation and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified.  Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including any unfilled vacancies resulting from the removal of directors by the shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

4.           MEETINGS.

-      TIME.  Meetings shall be held at such time as the Board shall fix, except that the first- meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

-      PLACE.  Meetings shall be held at such place within or without the District of Columbia as shall be fixed by resolution of a majority of the full Board of Directors.

-      CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

-      NOTICE OR ACTUAL CR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  The notice of any meeting need not specify the business to be transacted or the purpose of the meeting.  Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

-      QUORUM AND ACTION.  A majority of the full Board of Directors shall constitute a quorum.  Except as herein otherwise provided, and except as may be otherwise provided by the District of Columbia Business Corporation Act, the act of the Board shall be the act of a majority of the directors present at a meeting at which a quorum is present.

-      CHAIRMAN OF THE MEETING.  Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

5.           REMOVAL OF DIRECTORS.  The entire Board of Directors or any individual director may be removed from office with or without cause by the shareholders.  In case the entire Board or any one or more directors be so removed, new directors may be elected at the same meetings.

6.           EXECUTIVE COMMITTEE.  The Board of Directors may, by resolution adopted by a majority of the full Board, designate 2 or more directors to constitute an Executive Committee, which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation.

7.           INFORMAL ACTION.  Any action required or permitted to be taken at a meeting of directors or of the Executive Committee, if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the Executive Committee, if any, as the case may be.

8.           TELEPHONE MEETINGS.  Any or all directors may participate in or hold a meeting of the Board of Directors or of a committee of the Board by means of conference telephone or by any means of communication by which all persons participating in the meeting are able to hear one another, and such participation shall constitute presence in person at the meeting.

ARTICLE III

OFFICERS

The corporation shall have a President, a Secretary, and a Treasurer, and may have one or more

Vice-Presidents, a Chairman of the Board, and a Vice-Chairman of the Board, each of whom shall be elected by the directors, and may have such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine.  Any two or more offices may be held by the same person, except the offices of President and Secretary.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been elected and qualified.

The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.

ARTICLE IV

REGISTERED OFFICE AND AGENT - SHAREHOLDERS RECORD

The address of the registered office of the corporation is 1025 Vermont Avenue, N.W., Washington, D.C. 20005; and the name of the registered agent of the corporation is The Prentice-Hail Corporation System, Inc., the address of which is the same as that of the registered office.

The corporation shall keep at its registered office or at its principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

ARTICLE V

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

The power to alter, amend, and repeal the Bylaws and to make new Bylaws shall be vested in the Board of Directors.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of a corporation of the District of Columbia, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated:

_________________________________
Secretary of

(SEAL)